UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 25, 2006

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2006 the Compensation Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) approved additional grants under the Company’s Performance Share Plan, including grants of 25,000 performance shares to each of Patrick Byrne, who, effective April 25, 2006, was appointed Chairman and Chief Executive Officer, and to Jason Lindsey, who, effective April 25, 2006, was appointed President and Chief Operating Officer of the Company.  Each of Dr. Byrne and Mr. Lindsey is also a member of the Board of Directors.  The terms of the grants are substantially identical to those of the grants to other officers of the Company described in the Company’s Report on Form 8-K/A filed January 31, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 25, 2006, the Board of Directors appointed Patrick M. Byrne Chairman and Chief Executive Officer of the Company, and appointed Jason Lindsey President and Chief Operating Officer of the Company, and named Jack Byrne, the Company’s prior Chairman and the father of Patrick Byrne, Deputy Chairman of the Company.  Patrick Byrne had previously served as President, and was and is a member of the Board.  Mr. Lindsey had previously been an employee of the Company, and was and is member of the Board.  Mr. Lindsey is 35, and has served as a member of the Board since October 2005. He previously served as a member of the Board from June 1999 to October 2002, and as Chief Financial Officer of the Company from June 1999 to August 2003 and as President of the Company from April 2003 to August 2003. From June 1998 to January 2001 and from September 2003 to April 25, 2006, Mr. Lindsey was the Controller of the Haverford Group, an investment company and an affiliate of Overstock.  Prior to joining the Haverford Group, Mr. Lindsey was an auditor with PricewaterhouseCoopers LLP from January 1996 to June 1998. Mr. Lindsey has a Bachelor of Arts and a Master’s degree in accounting from Utah State University.  Effective January 1, 2006, the Company increased Mr. Lindsey’s salary to $100,000 per year.  On October 25, 2005 the Company granted Mr. Lindsey, as a member of the Board, options to purchase 15,000 shares of Common Stock at $35.41 per share.  The description of the Performance Share Plan grants made to Mr. Lindsey on April 25, 2006 in Item 1.01 of this Report on Form 8-K is incorporated by reference to Item 1.01.

During 2005, Mr. Lindsey received compensation from the Haverford Group of $100,000.  Effective April 25, 2006, Mr. Lindsey intends to continue to assist the Haverford Group from time to time as a consultant, but intends to devote substantially all of his time to the Company.

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s other reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President, Finance
Date:	April 28, 2006